EXHIBIT 3.0


                                   EXHIBIT 3.0

                            ARTICLES OF INCORPORATION

                                       OF

                          MARCO POLO TRADING CO., INC.

         The undersigned, for the purpose of forming a corporation under the Florida General Corporation Act, hereby adopt the following articles of incorporation:

                                   ARTICLE ONE

          The name of this corporation is Marco Polo Trading Co., Inc.

                                   ARTICLE TWO

                The corporation is to have perpetual existence.

                                  ARTICLE THREE

         The corporation may transact any and all lawful business for which corporations may be incorporated under the Florida General Corporation Act.

                                  ARTICLE FOUR

         4.01 The aggregate number of shares which the corporation shall have the authority to issue is 1000, all of which shall be common shares with a par value of $1.00 per share.

         4.02 The minimum amount of paid-in capital with which the corporation shall begin business shall be not less then Five Hundred Dollars ($500.00).

                                  ARTICLE FIVE

         5.01 The street address of the initial corporate office of the corporation is 801 Seafarer Circle, #403, Jupiter, Florida 33477.

         5.02 The name and address of the initial Resident Agent for this corporation to accept service of process within the State of Florida is Mark J. Nowicki, 1155 U. S. Highway One, Suite 302, Juno Beach, Florida 33408.

                                   ARTICLE SIX

         6.01 The name and address of the incorporator of this corporation is Mark J. Nowicki, 1155 U. S. Highway One, Suite 302, Juno Beach, Florida 33408.

         6.02 Said incorporator is over the age of eighteen (18) years; is sui juris, and is a citizen of the United States.

                                  ARTICLE SEVEN

         7.01 One director shall constitute the initial Board of Directors of the corporation, but the Bylaws may provide for such increase or decrease in number thereof as is authorized by law.

         7.02 The name(s) and addresses of the member(s) of the first Board of Directors are:

                  NAME                           ADDRESS
                  ----                           -------

             John Easterling                     801 Seafarer Circle, #403
                                                 Jupiter, Florida 33477

                                  ARTICLE EIGHT

         Nothing in these articles of incorporation shall be taken to limit the power of this corporation.

         IN WITNESS WHEREOF, the undersigned has made and subscribed these articles of incorporation this 24th day of May, 1990.



                                            By:_________________________________
                                            Incorporator

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                        MARCO POLO TRADING COMPANY, INC.

1. ARTICLE FOUR of the Articles of Incorporation of Marco Polo Trading Company, Inc. is amended to read as follows:

                                  ARTICLE FOUR

         4.01 The aggregate number of shares which the corporation shall have authority to issue is 8,000,000, all of which shall be common shares with a par value of .010 per share.

         4.02 The minimum amount of paid in capital with which the corporation shall begin business shall not be less than $500.00.

2. The foregoing amendment was adopted by the shareholders of this corporation on October 18, 1991, and this action was taken by the directors of the corporation through a major vote.

3. This amendment is pursuant to and approved by a unanimous vote of all shareholders entitled to vote.

IN WITNESS WHEREOF, the undersigned president, vice president and secretary/treasurer of this corporation have executed these Articles of Amendment on this 21st day of October, 1991.


                                              --------------------------------
                                    President

                                              --------------------------------
                                    Vice President

                                              --------------------------------
                                    Secretary/Treasurer

STATE OF FLORIDA
COUNTY OF PALM BEACH

         BEFORE ME, the undersigned authority, duly appeared John Easterling, who, after being duly sworn, deposes and states that he executed the foregoing Articles of Amendment f or the purposes therein expressed.

         DATED this 21st day of October, 1991.

                                         --------------------------------------
                                  Notary Public, State of Florida (Notary Seal)

                                    My Commission Expires:_______________

                              ARTICLES OF AMENDMENT
                                       OF
                          MARCO POLO TRADING CO., INC.

1. The following provisions of the Articles of Incorporation of Marco Polo Trading Co., Inc., L78953, a Florida corporation, filed in Tallahassee on June 6, 1990, be and they hereby are amended in the following particulars:

The following Article is hereby deleted in its entirety:

                                  "ARTICLE ONE"

              The name of this corporation is "Amazon Herb Company"

2. The foregoing amendments were adopted by all of the stockholders and Directors of the corporation on the 26th day of December, 1992.

3. IN WITNESS WHEREOF, the undersigned incorporator of this corporation has executed these Articles of Amendment this 6th day of January, 1993.

                                                -----------------------------
                                         John Easterling, President

STATE OF FLORIDA

COUNTY OF PALM BEACH

         BEFORE ME, the undersigned authority, personally appeared John Easterling, President, ( ) known to me, (X ) who produced the following identification FLORIDA DRIVERS LICENSE #E236-468-52-130-0 to be the person who executed the foregoing Articles of Amendment and he acknowledged before me that he executed such instrument for the purposes therein stated.
         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 6th day of January, 1993.

                                             -----------------------------------
                                      Notary Public - State of Florida
                                        My Commission Expires:

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                               AMAZON HERB COMPANY

1. The following provisions of the Articles of Incorporation of Amazon Herb Company, a Florida corporation, filed in Tallahassee on June 6, 1990, be and they hereby are amended in the following particulars:

2. Article Four of the Articles of Incorporation is hereby amended to read as follows:

  "4.1 The aggregate number of shares which the corporation is authorized to issue is 10,000,000 shares, of which 8,000,000 shares of the par value of $.Ol per share shall be designated as "Common Shares" and 2,000,000 of the par value of $1.00 shall be designated as "Preferred Shares".

  4.2 The Board of Directors, by resolution, has the authority to grant rights to subscribe for or purchase and issue in one (1) or more series, Preferred Shares, having such preferences, rights, and limitations as therein set forth. The voting powers, if any, of a holder of one Preferred Share, may not exceed the voting rights of one Common Share.

  Article Four of the Articles of Incorporation is further amended by adding a paragraph 4.3 as follows:

  Paragraph 4.3: The 6,833,000 shares of Common Stock of the company without par value, either issued and outstanding or held by the company as treasury stock, immediately prior to the time this amendment becomes effective shall be and are automatically reclassified and changed (without any further act) into 2,733,200 fully paid and nonassessable shares of the Common Stock of the Company without par value without increasing or decreasing the amount of stated capital or paid-in surplus of the company, provided that no fractional shares shall be issued. The fractional share interests that occur as a result of the foregoing reclassification and change shall be rounded up to the next nearest whole number.

  The Articles of Incorporation are hereby amended by adding Articles Nine and Ten which shall read as follows:

                                  ARTICLE NINE

                       LIABILITY OF DIRECTORS AND OFFICERS

No director or officer of the Company shall have any personal liability to the Company or its Shareholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article Nine shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its Shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Florida Business Corporation Act, or (iv) for any transaction from which the director or officer derived an improper personal benefit. No amendment to or repeal of this Article Nine shall apply to or have any effect on the elimination pursuant hereto of liability or alleged liability of any director or officer of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Nothing in this Article Nine shall limit any lawful right to indemnification existing independently of this Article.

                                   ARTICLE TEN

                                    INDEMNITY

Every person now or in the future serving as a director, officer or employee of the corporation shall be indemnified and held harmless by the corporation from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by such person in connection with or resulting from any claim, action, suit, or proceeding, civil or criminal, in which the person may become involved, as a party or otherwise, by reason of being or having been a director, officer or employee of the corporation, whether or not the person continues to be such at the time of such loss, cost, liability or expense shall have been imposed or incurred. As used in these Articles, the term "loss, cost, liability and expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, any such director, officer or employee; provided, however, that no such director, officer or employee shall be entitled to claim such indemnity: (1) with respect to any matter as to which there shall have been a final adjudication that the person has committed or allowed some act or omission, (a) otherwise than in good faith in what the person considered to be the best interests of the corporation, and (b) without reasonable cause to believe that such act or omission was proper and legal; or (2) in the event of a settlement of such claim, action, suit, or proceeding unless (a) the court having jurisdiction of the matter shall have approved of such settlement with knowledge of the indemnity provided in these Articles, or (b) a written opinion of independent legal counsel, selected by or in manner determined by the Board of Directors, shall have been rendered substantially concurrently with such settlement, to the effect that it was not probable that the matter as to which indemnification is being made would have resulted in a final adjudication as specified in clause (1) above, and that the loss, cost, liability or expense may properly be borne by the corporation. A conviction or judgment (whether based on a plea of guilty, or nolo contenders or its equivalent, or after trial) in a criminal action, suit or proceeding shall not be deemed an adjudication that such director, officer or employee has committed or allowed some act or omission as provided above if independent legal counsel, selected as set forth above, shall substantially concurrently with such conviction or judgment give to the corporation a written opinion that such director, officer or employee was acting in good faith in what he or she considered to be the best interests of the corporation or was not without reasonable cause to believe that such act or omission was proper and legal.

3. The foregoing amendments were adopted by the Stockholders of the corporation on the 1st day of May, 1998.

4. The number of votes cast for the Amendments by the shareholders was sufficient for approval.

IN WITNESS WHEREOF, the undersigned President and Secretary of this corporation have executed these Articles of Amendment this 1st day of May, 1998.

AMAZON HERB COMPANY



----------------------------------
John H. Easterling, President



----------------------------------
Connie Lynch, Secretary